UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 26, 2007

(date of earliest event reported)

VASCULAR SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-27605

Minnesota	41-1859679
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 Sycamore Court

Minneapolis, Minnesota 55369

(Address of principal executive offices)

(763) 656-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

On December 26, 2007, Vascular Solutions, Inc. (the “Company”) amended the Loan and Security Agreement, dated December 31, 2003 (the “Agreement”) with Silicon Valley Bank in order to increase its available revolving line of credit, provide for Letters of Credit as part of its revolving line of credit, and to extend the term of the Agreement.

The Company’s new line of credit includes a limit of up to the lesser of $10,000,000 or up to eighty percent (80%) of the Company’s accounts receivable plus up to thirty percent (30%) of the Company’s inventory plus up to (75%) of the Company’s unrestricted cash held at the bank minus any outstanding letters of credit and revolving advances. Interest accrues at a rate equal to the greater of one-half of one percentage point (0.50%) above the Prime Rate or 7.25%. Revolving advances made pursuant to the Agreement are secured by the Company’s property and assets. In addition, the Company may request Letters of Credit as part of its new revolving line of credit.

Pursuant to the terms of the Agreement, the Company is bound by certain affirmative and restrictive covenants, including an obligation to maintain a minimum tangible net worth and minimum adjusted earnings.

The Agreement will remain in effect until December 25, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VASCULAR SOLUTIONS, INC.
Date: December 28, 2007	By:	/s/ James Hennen
James Hennen Chief Financial Officer